                                                                    Exhibit 3.26

                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                            SOUTHLAKE WILSONS, INC.


     The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of:
     (Indicate appropriate act)
     [_]  Indiana General Corporation Act
     [_]  Medical Professional Corporation Act
     [_]  Dental Professional Corporation Act
     [_]  Professional Corporation Act of 1965
     [_] I.C. 23-1-13.5 (Professional Accounting Corporations) pursuant to the Indiana General Corporation Act.
          (Professional Accounting Corporations are considered to be formed pursuant to the authority of the Indiana
          General Corporation Act, but subject to the provisions of I.C. 23-1-13.5)

as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------
                                     Name
                                     ----

     The name of the Corporation is SOUTHLAKE WILSONS, INC.

                                  ARTICLE II
                                  ----------
                                   Purposes
                                   --------

     The purposes for which the Corporation is formed are:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.


                                  ARTICLE III
                                  -----------
                              Period of Existence
                              -------------------

     The period during which the Corporation shall continue is perpetual.

                                  ARTICLE IV
                                  ----------
                      Resident Agent and Principal Office
                      -----------------------------------

     Section 1.  Resident Agent.  The name and address of the Corporation's
     --------------------------
Resident Agent for service of process is United States Corporation Company, Two Market Square, 251 East Ohio Street, Indianapolis, Indiana 46204.

     Section 2.  Principal Office.  The post office address of the principal
     ----------------------------
office of the Corporation is Two Market Square, 251 East Ohio St., Indianapolis, Indiana 46204.

                                   ARTICLE V
                                   ---------
                               Authorized Shares
                               -----------------

     Section 1.  Number of Shares:  The total number of shares which the
     ----------------------------
Corporation is to have authority to issue is 100.

     The number of authorized shares which the corporation designates as without par value is 100.

     Section 2.  Terms of Shares (if any):  None.
     ------------------------------------

                                  ARTICLE VI
                                  ----------
                     Requirements Prior To Doing Business
                     ------------------------------------

     The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

                                  ARTICLE VII
                                  -----------
                                  Director(s)
                                  -----------

     Section 1.  Number of Directors:  The Board of Directors is composed of
     -------------------------------
four member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be four.

     Section 2.  Names and Post Office Addresses of the Director(s):  The
     --------------------------------------------------------------
name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

     Name                    Number and Street or Building      City      State       Zip Code
     ----                    -----------------------------      ----      -----       --------
     Joel Waller             11840 Olympic Blvd.,           Los Angeles,  California  90064
     Richard L. Anderson     3000 Westchester Ave.,         Harrison,     New York    10528
     Arthur V. Richards      3000 Westchester Ave.,         Harrison,     New York    10528
     William C. Kingsford    3000 Westchester Ave.,         Harrison,     New York    10528

     Section 3.  Qualifications of Directors (if any):  None.
     ------------------------------------------------

                                 ARTICLE VIII
                                 ------------
                                Incorporator(s)
                                ---------------

     The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

     Name          Number and Street or Building       City      State   Zip Code
     ----          -----------------------------       ----      -----   --------
     Ann Patalano  1 Gulf+Western Plaza,            New York,  New York  10023

                                  ARTICLE IX
                                  ----------
                     Provisions for Regulation of Business
                     -------------------------------------
                     and Conduct of Affairs of Corporation
                     -------------------------------------

         ("Powers" of the Corporation, its directors or shareholders)

                                     None


     I hereby verify and affirm subject to penalties for perjury that the facts stated herein are true.

Signed in duplicate on June 9th, 1987.

                                   /s/  Ann Patalano
                                   ---------------------------------------
                                   Ann Patalano, Incorporator

                              ARTICLES OF MERGER
                                      OF
                          INDIANAPOLIS WILSONS, INC.
                                 WITH AND INTO
                            SOUTHLAKE WILSONS, INC.


To the Secretary of State
State of Indiana

     Pursuant to the provisions of the Indiana Business Corporation Law, the domestic business corporations herein named do hereby submit the following Articles of Merger.

     1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan") for merging INDIANAPOLIS WILSONS, INC., an Indiana corporation (the "Terminating Corporation"), with and into SOUTHLAKE WILSONS, INC., an Indiana corporation (the "Surviving Corporation"), as approved by resolution duly adopted by the Board of Directors of the Terminating Corporation and by resolution duly adopted by the Board of Directors of the Surviving Corporation.

     2. In respect of the Terminating Corporation, the designation and number of outstanding shares of, and the number of votes entitled to be cast by, each voting group entitled to vote on the Plan are (and at the time of shareholder approval of the Plan were) as follows:

          (a) Designation of voting group: The Terminating Corporation has only one class of capital stock, which is designated as Common Stock, no par value.

          (b) Number of outstanding shares of voting group: The Terminating Corporation has 10 shares of Common Stock outstanding.

          (c) Number of votes entitled to be cast by voting group: Each of the outstanding shares of Common Stock of the Terminating Corporation was entitled to cast one vote on the Plan.

     3. In respect of the Terminating Corporation, all of the outstanding shares of Common Stock unanimously voted for the Plan.

     4. The number of votes cast for the Plan was sufficient for the approval thereof by the holders of the Common Stock of the Terminating Corporation.

     5. In respect of the Surviving Corporation, the designation and number of outstanding shares of, and the number of votes entitled to be cast by, each voting group entitled to vote on the Plan are (and at the time of shareholder approval of the Plan were) as follows:

          (a) Designation of voting group: The Surviving Corporation has only one class of capital stock, which is designated as Common Stock, no par value.

          (b) Number of outstanding shares of voting group: The Surviving Corporation has 100 shares of Common Stock outstanding.

          (c) Number of votes entitled to be cast by voting group: Each of the outstanding shares of Common Stock of the Surviving Corporation was entitled to cast one vote on the Plan.

     6. In respect of the Surviving Corporation, all of the outstanding shares of Common Stock unanimously voted for the Plan.

     7. The number of votes cast for the Plan was sufficient for the approval thereof by the holders of the Common Stock of the Surviving Corporation.

     8. The effective time and date of these Articles of Merger and the merger herein provided for shall be the close of business on August 3, 1996.

Executed on July 25, 1996

                                   INDIANAPOLIS WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      -----------------------------------
                                   Name:      David L. Rogers
                                   Capacity:  President


                                   SOUTHLAKE WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      -----------------------------------
                                   Name:      David L. Rogers
                                   Capacity:  President

                                PLAN OF MERGER


          INDIANAPOLIS WILSONS, INC., an Indiana corporation (the "Terminating Corporation"), and SOUTHLAKE WILSONS, INC., an Indiana corporation ("Southlake"), shall merge into a single corporation pursuant to the Indiana Business Corporation Law upon the following terms and conditions:

          (1) The merger of the Terminating Corporation into Southlake (the "Merger") shall be effective at the close of business on August 3, 1996, and Southlake shall be the surviving corporation following the Merger (the "Surviving Corporation").

          (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporation shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Southlake shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

          (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporation shall cease, and the corporate existence of Southlake, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Indiana.

          (4) The Articles of Incorporation and By-Laws of Southlake in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporation or Southlake, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Indiana, except that, upon the effectiveness of the Merger, Article I of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

                                  "ARTICLE I
                                   ---------

                                     Name
                                     ----

          The name of the Corporation is Wilsons Leather of Indiana Inc."

          (5) The directors of Southlake immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Southlake immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.